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                 LEASEHOLD MORTGAGE AND COLLATERAL ASSIGNMENT
                 --------------------------------------------
                             OF LESSEE'S INTEREST
                             --------------------


        THIS LEASEHOLD MORTGAGE AND COLLATERAL ASSIGNMENT OF LESSEE'S INTEREST (this "Mortgage") is made as of the 1st day of January, 1996 by ORAVAX, INC., a Delaware corporation (the "Assignor"), with a mailing address at 38 Sidney Street, Cambridge, Massachusetts 02139, to IMMUNOGEN, INC., its successors and assigns (the "Assignee"), with a mailing address at 128 Sidney Street, Cambridge, Massachusetts 02139.

        Reference is made hereby to a certain Assignment of Lease (the "Assignment"), of even date, by and between Assignee and Assignor, which relates to Assignee's assignment to Assignor of all of Assignee's right, title and interest in and to a lease (the "Space Lease") between Assignee and AEW #1 Corporation ("Landlord"), covering certain premises known as 90 Shawmut Road in Canton, Massachusetts. Pursuant to the Lease Assignment, Assignor undertook certain obligations, including without limitation the performance of all obligations of Assignee under the Space Lease, and the payment of Two Million Two Hundred Ninety Thousand Dollars ($2,290,000.00) in installments (collectively, the "Obligations"). The Lease and the Assignment, as well as any other instrument or agreement executed and/or delivered in connection therewith, may be referred to as the "Instruments."

        In order to secure further the prompt payment of all Obligations due in respect of the Assignment, Assignor does hereby (I) assign, transfer, and set over unto the Assignee (a) all right, title and interest of Assignor in, to and under the Space Lease (including without limitation any leasehold improvements therein, to the extent owned by Assignor), now existing or which Assignor may from time to time hereafter obtain during the term of this Mortgage, together with any and all extensions, amendments, replacements, substitutions or modifications thereof; (b) all of Assignor's contractual rights now existing or hereafter arising between Assignor and any successor landlord, together with the right to dispose of or otherwise act with respect to such rights in the event of bankruptcy or insolvency of any such landlord (the "Contractual Rights"), and (c) all of Assignor's rights, whether evidenced by permit, agreement or otherwise, to operate the premises demised under the Lease (the "Premises") (the "Operating Rights") and (II) grant to Assignee all of Assignor's right, title and interest in, under and to (x) the Lease (y) the Contractual Rights, and (z) the Operating Rights, with MORTGAGE COVENANTS and with all the rights of a secured party under the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts.

        The Premises are more particularly described in Exhibit A attached hereto, and consist in part of real property located at 90 Shawmut Road in Canton, Massachusetts.

        The rights granted in this Mortgage shall become operative or may be exercised at the option of the Assignee upon the occurrence of any default under this Mortgage or the other Instruments beyond any applicable cure period (hereinafter, an "Event of Default"), provided that in no event shall an Event of Default be deemed to exist until any default by Assignor has

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continued for a period of (i) fifteen (15) days after written notice thereof by Assignee in the case of a payment due from Assignor to Assignee under the Lease Assignment, and (ii) thirty (30) days after written notice thereof by Assignee in the case of any default not involving such a payment, or, if shorter, any period of time allowed by landlord under the Lease for Assignee to cure a failure by Assignor. So long as there shall exist no default in the payment of the indebtedness secured hereby or in the performance of any obligation, covenant or agreement herein or in the Instruments, or a default contained in the Lease on the part of the Assignor to be performed, which continues beyond any cure period contained herein or therein, the Assignor shall have the right to use and enjoy all rights and privileges granted to it pursuant to the terms of the Lease.

        Assignor hereby authorizes Assignee, its employees and agents, at the Assignee's option, upon or at any time after an Event of Default and with such notice as shall be required by law, if any, to enter upon the Premises and take possession thereof and exercise all other rights and privileges granted to Assignor pursuant to the Lease.

        Assignor also authorizes Assignee, its employees and agents, at its option after such Event of Default, to enforce all or any of such contractual rights as may have been assigned hereby, and Assignor hereby irrevocably appoints Assignee its attorney in fact, coupled with an interest, to do all acts pertaining thereto in its place and stead.

        Assignor also authorizes Assignee, its employees and agents, upon such entry, at its option, to take over and assume the management, operation and maintenance of the Premises as provided for pursuant to the terms of the Lease and in connection therewith to perform all acts and to expend such monies as Assignee may deem advisable, in the same manner and to the same extent as Assignor might do including the right to enter into subleases with subtenants for the management, operation and maintenance of the Premises described in the Lease. Assignor hereby releases all claims against Assignee arising out of or in connection with such management, operation and maintenance and the exercise of its other rights hereunder.

        Assignor agrees, represents, covenants and warrants to Assignee that
(1) Assignor has not executed any prior assignment of its rights thereunder,
(2) Assignor will not modify, amend or terminate the Lease without the prior written consent of Assignee, which consent shall not be unreasonably withheld provided that any such modification or amendment does not adversely affect the security granted to Assignee hereunder, and that in the event of a proposed termination, Assignee is furnished with substitute collateral reasonably satisfactory to Assignee, (3) Assignor will not do any act which would destroy or impair the benefits to Assignee of this Mortgage, and will promptly pay and perform all of its obligations under the terms of the Lease, (4) Assignor is the owner of a valid and subsisting interest as tenant under the Lease prior to the expiration or any applicable cure periods set forth in the Lease, (5) the Assignor has full power and lawful authority to mortgage and grant the security interests in the manner and form herein done, (6) the Assignor will preserve the leasehold estate created by the Lease, and will forever

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warrant and defend the same to the Assignee and will forever warrant and defend the validity and priority of the lien hereof to the Assignee against the claims of all persons and parties whomsoever (except as otherwise provided in the Assignment), (7) the Assignor will not, without the Assignee's prior written consent, enter into any agreement terminating, modifying or amending the Lease or releasing the Landlord thereunder from any obligations imposed upon it thereby, and any such termination, modification or amendment of the Lease or release of the Landlord without the prior written consent thereto by the Assignee (which consent shall not be unreasonably withheld provided that any such modification or amendment does not adversely affect the security granted to Assignee hereunder, and that in the event of a proposed termination, Assignee is furnished with substitute collateral reasonably satisfactory to Assignee), shall be void and of no force and effect, (8) if the Assignor receives a notice of default under the Lease, it shall immediately cause a copy of such notice to be given to the Assignee, (9) Assignor will send Assignee copies of all statements and notices of a material nature, in addition to notices of default, which are required to be given under any Lease or received with respect thereto, (10) the interests of Assignor and Landlord under the Lease shall not be merged and thereby extinguished without Assignee's prior written consent, (11) notwithstanding any provisions of the Lease to the contrary, no notice of cancellation of the Lease shall be given by the Assignor until Assignee has given its prior written consent thereto, unless all obligations of the Assignor pursuant to the Instruments have been paid or performed in full and Assignee has acknowledged such payment or performance in writing signed by an officer of the Assignee duly authorized to do so, and (12) Assignor will not further mortgage or otherwise encumber the leasehold estate or other interests hereby mortgaged or assigned.

        Assignor shall not, without having obtained the prior written consent of Assignee, which consent shall not be unreasonably withheld provided such release, consent or waiver will not adversely affect the security granted Assignee hereunder, release Landlord from any liability under the Lease or otherwise, or consent to, suffer or permit or waive any act or omission on the part of the Landlord. In addition, Assignor acknowledges that, under the terms of that certain Consent to Assignment of Lease and Leasehold Mortgage to be executed and delivered by Landlord in respect of the Assignment, Landlord requires that Assignee remain liable to Landlord for all obligations and liabilities of Assignor under the Lease. Therefore, Assignor agrees with
Assignee: (i) not to amend or modify, or agree to or acquiesce in any amendment to or modification of, the Lease, the effect of which amendment or modification would be to increase or extend the obligations or liability of the Assignor or Assignee under the Lease, as so amended or modified, without Assignee's prior written consent (which shall not be unreasonably withheld or delayed, provided that Assignor shall have given Assignee such information as Assignee may reasonably request regarding Assignor's financial standing and condition as to allow Assignee to determine that Assignor has resources sufficient under the circumstances to meet such increased obligations); and (ii) to immediately give Assignee a true and complete copy of any notice or other correspondence received by Assignor in respect of the Lease, including without limitation any notice or correspondence concerning any failure, breach or default, whether actual or alleged, on the part of Assignor under the Lease.

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        The Assignee shall not be liable for any loss sustained by the Assignor resulting from any act or omission of the Assignee in exercising its rights hereunder or under the Lease unless such loss is caused by the bad faith of the Assignee. Assignee shall not be obligated to perform or discharge any obligation, duty or liability under the Lease (except as otherwise provided in the Assignment), and Assignor hereby indemnifies and holds Assignee harmless from any liability, loss, or damage which it might incur under the Lease
(except as otherwise provided in the Assignment), by reason of this Mortgage or the exercise of its rights hereunder, or from any other claims or demands which may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to be performed or discharged under the Lease (except as otherwise provided in the Assignment) prior to completion of the exercise of its rights hereunder or in defense of any such claims or demands, excluding, however, any liability, loss, damage, claim or demand arising out of Assignee's bad faith. The amount of any indemnified liability, loss, damage, claim or demand, including costs, expenses and reasonable attorneys' fees, shall be secured hereby. Upon the failure of the Assignor to do so, the Assignee may, at its option, declare all sums secured hereby immediately due and payable and shall cause any non-reimbursed amounts to be added to the debt secured hereby. If Assignee incurs any such liability, loss or damage in the defense of any such claims or demands, Assignor shall immediately, upon demand, reimburse Assignee for the amount thereof, including costs, expenses and reasonable attorneys' fees. It is further understood that, prior to completion of the exercise of its rights hereunder, this Agreement shall not operate to place responsibility upon the Assignee for the control, care, management or repair of the Premises, nor for the carrying out of any of the terms and conditions of the Lease; nor shall it operate to make the Assignee responsible or liable for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger.

        Entry by Assignee upon the Premises under the terms of this Mortgage shall not constitute Assignee a "mortgagee in possession" in contemplation of law, except at the option of Assignee expressed in writing.

        The provisions of this Mortgage shall be binding upon Assignor and Assignor's legal representatives, successors and assigns and shall inure to the benefit of the Assignee and its successors and assigns. To the maximum extent permitted by law, this instrument shall be governed by the law of the Commonwealth of Massachusetts.

        This Mortgage shall remain in full force and effect so long as any obligations under the Instruments shall remain outstanding and only a discharge hereof appearing of record in the Norfolk County Registry of Deeds or Land Court or other written acknowledgment signed by an officer of the Assignee duly authorized to do so shall operate as a release of Assignee's rights and interest hereunder.

        The mortgage granted hereby is upon the STATUTORY CONDITION and also upon the other conditions herein set forth, all of which shall be binding on Assignor and those claiming

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under Assignor.  For any breach of the aforesaid STATUTORY CONDITION or of any of the other conditions herein set forth, Assignee or any subsequent holder of this instrument shall have the STATUTORY POWER OF SALE in addition to any other remedy or remedies provided herein.

        Assignee may elect to exercise any or all of its rights hereunder and the partial exercise of its rights hereunder at any one time shall not thereafter preclude the exercise, at any later time or times, of its other rights hereunder.

        The mortgage lien granted hereby includes and attaches to all of Assignor's rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code, 11 U.S.C. Sec. 365(h), including, without limitation, all of its rights to remain in possession of the Premises thereunder.

        Assignor shall not, without prior written consent of Assignee, elect to treat the Lease as terminated or elect to remain in possession of the Premises under Section 365(h)(1) of the Bankruptcy Code, 11 U.S.C. Sec. 365(h)(1). Any such election made without Assignee's prior written consent shall be void.

        Assignor hereby unconditionally assigns, transfers and sets over to Assignee all of Assignor's claims and rights to the payment of damages arising from any rejection of the Lease under the Bankruptcy Code, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"). Assignee shall have the right to proceed in its own name or in the name of Assignor in respect of any claim, suit, action or proceeding relating to the rejection of the Lease, including, without limitation, the right to file and prosecute, to the exclusion of Assignor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of Landlord under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by the Assignee as damages arising out of the rejection of the Lease as aforesaid shall be applied first to all costs and expenses of Assignee (including, without limitation, reasonable attorneys' fees) incurred in connection with the exercise of any of its rights or remedies hereunder.

        If, pursuant to Section 365(h)(2) of the Bankruptcy Code, Assignor seeks to offset against the rent reserved in the Lease the amount of any damages caused by the non-performance by the Landlord of any of Landlord's obligations under the Lease after the rejection by Landlord of the Lease under the Bankruptcy Code, Assignor shall, prior to effecting such offset, notify the Assignee of its intent so to do, setting forth the amounts proposed to be so offset and the basis therefor. Assignee shall have the right to object to all or any part of such offset, and, in the event of such objection, Assignor shall not effect any offset of the amounts so objected to by Assignee. If Assignee has failed to object as aforesaid within 30 days after notice from the

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Assignor in accordance with the first sentence of this paragraph,
Assignor may proceed to effect such offset in the amounts set forth in Assignor's notice. Neither the Assignee's failure to reject as aforesaid nor any objection or other communication between Assignee and Assignor relating to such offset shall constitute an approval of any such offset by Assignee. Assignor shall indemnify and save Assignee harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, attorneys' fees) arising from or relating to any offset by Assignor against the rent reserved in the Lease.

        If any action, proceeding, motion or notice shall be commenced or filed in respect of the Landlord of the Premises in connection with any case under the Bankruptcy Code, the Assignee shall have the option, to the exclusion of Assignor, exercisable upon notice from Assignee to Assignor, to conduct and control any such litigation with counsel of Assignee's choice. Assignee may proceed in its own name or in the name of Assignor in connection with any such litigation, and Assignor agrees to execute any and all powers, authorizations, consents or other documents required by the Assignee in connection therewith. Assignor shall, upon demand, pay to Assignee all costs and expenses (including reasonable attorneys' fees) paid or incurred by Assignee in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Assignor as aforesaid shall be secured by the lien of this Mortgage and shall be added to the principal amount of the indebtedness secured hereby. Assignor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Lease in any such case under the Bankruptcy Code without the prior written consent of Assignee.

        Assignor shall, promptly after obtaining knowledge thereof, notify Assignee orally of any filing by or against Landlord of a petition under the Bankruptcy Code. Assignor shall thereafter forthwith give written notice of such filing to Assignee setting forth any information available to Assignor as to the date of such filing, the court in which such petition was filed, and the relief sought therein. Assignor shall promptly deliver to Assignee, following receipt, any and all notices, summonses, pleadings, applications and other documents received by Assignor in connection with any such petition and any proceedings relating thereto or in connection therewith.

        Assignor and Assignee (by its acceptance of this Agreement) hereby irrevocably waive any and all rights to a trial by jury in any action, proceeding or counterclaim arising out of or in any way related to this Agreement.

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        IN WITNESS WHEREOF, the undersigned has caused this Mortgage to be signed as an instrument under seal as of January 1, 1996.


                            ORAVAX, INC.


                            By: /s/ Lance K. Gordon
                               -------------------------------------------------
                            Lance K. Gordon
                            Its: President and Chief Executive Officer, hereunto duly authorized


                            By: /s/ Keith S. Ehrlich
                               -------------------------------------------------
                            Keith S. Ehrlich
                            Its: Vice President, Treasurer and Chief Financial Officer, hereunto duly authorized


                        COMMONWEALTH OF MASSACHUSETTS


Middlesex, ss.

        On this 22nd day of January, 1996, before me personally appeared Lance
K. Gordon and Keith S. Ehrlich, the President and Chief Executive Officer, and the Vice President, Treasurer and Chief Financial Officer, respectively, of Oravax, Inc., and acknowledged this instrument to be the free act and deed of Oravax, Inc.

                             /s/ Julie M. Klinger
                             ---------------------
                             Notary Public
                             My commission expires:

                          [stamp:  JULIE M. KLINGER
                                Notary Public
                     My Commission Expires Feb. 22, 2002]

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